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                                                                    EXHIBIT 99.2


          INTERMET CORPORATION
          5445 Corporate Drive
          Troy, MI 48098-2683
          Tel: 248-952-2500
          Fax: 248-952-2501

[INTERMET LOGO]

                                            NEWS RELEASE

                                            For IMMEDIATE Release
                                            Investor Inquiries: Bytha Mills
                                            Media Inquiries: Mike Kelly
                                            INTERMET Corporation
                                            248-952-2500


INTERMET LENDERS APPROVE CASH COLLATERAL EXTENSION

HEARING SCHEDULED NEXT WEEK TO APPROVE INTERIM FUNDING UNDER DIP FACILITY

TROY, Michigan, October 14, 2004 - INTERMET Corporation (Pink Sheets: INMTQ) today announced that its pre-petition lenders have agreed to permit the company's continued use of cash collateral pending the availability of its debtor-in-possession (DIP) credit facility, subject to a budget that has been approved by the pre-petition lenders. Use of cash collateral under this agreement extends through October 22, 2004. The company believes that access to its cash collateral should be adequate for the conduct of business prior to closing of the DIP credit facility.

INTERMET is continuing its negotiations for a DIP facility and has entered into a commitment with Deutsche Bank Trust Company Americas and The Bank of Nova Scotia for a twelve-month secured DIP revolving credit facility in the principal amount of $60 million. The Bankruptcy Court will consider the company's request for approval of up to $20 million under the DIP facility at a hearing scheduled for Tuesday, October 19, 2004. In addition to court approval, the $20 million is subject to an agreed-upon budget, execution of definitive loan documentation, which the company expects will occur next week, and other customary conditions, including the placement of a lien on substantially all of INTERMET's assets having priority over the liens of the company's pre-petition lenders.

The remaining $40 million of availability under the DIP facility is subject to various additional conditions and limitations, including approval by the DIP lenders of a 13-week cash-flow budget and certain financial projections prepared by INTERMET and final approval by the court. INTERMET will be subject to customary financial and other covenants under the terms of the DIP facility.

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INTERMET Corporation
October 14, 2004
Page 2

INTERMET's Board of Directors has voted to suspend payments of the quarterly dividend of $0.01 per share declared in July 2004 and scheduled to be paid October 1, 2004, to shareholders of record on September 1, 2004.

About INTERMET

With headquarters in Troy, Michigan, INTERMET Corporation is a manufacturer of powertrain, chassis/suspension and structural components for the automotive industry. The company has approximately 6,000 employees worldwide. More information is available on the Internet at www.intermet.com.

Cautionary Statement

     This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words and phrases "believes," "should be," "expects" and similar expressions, identify forward-looking statements. These statements are not guarantees of future performance but instead involve various risks and uncertainties. INTERMET's actual results may differ materially from those suggested by its forward-looking statements due to factors such as: the economic cost, management distraction and lost business opportunities associated with bankruptcy proceedings; INTERMET's ability to consummate its anticipated DIP financing; the high cost of scrap steel and the possibility that scrap steel costs will remain at high levels or continue to increase, which would have further negative effects on INTERMET's profitability, cash flow, liquidity and ability to borrow; fluctuations in the cost of other raw materials, including the cost of energy, aluminum, zinc, magnesium and alloys, and INTERMET's ability, if any, to pass those costs on to its customers; pricing practices of INTERMET's customers, including changes in their payment terms resulting from the discontinuation of early payment programs and continuing demands for price concessions as a condition to retaining current business or obtaining new business, and the negative effect that price concessions have on profit margins; changes in procurement practices and policies of INTERMET's customers for automotive components, including the risk of the loss of major customers or the loss of current or prospective vehicle programs as a result of INTERMET's financial condition and prospects (or otherwise); possible inability to close unprofitable plants or to transfer work from one plant to another because of the related costs or customer requirements; general economic conditions, including any downturn in the markets in which INTERMET operates; fluctuations in automobile and light and heavy truck production, which directly affect demand for INTERMET's products; deterioration in the market share of any of INTERMET's major customers; fluctuations in foreign currency exchange rates; work stoppages or other labor disputes that could disrupt production at INTERMET's facilities or those of its customers; continuing changes in environmental regulations to which INTERMET is subject, and the costs INTERMET will incur in meeting more stringent regulations; factors or presently unknown circumstances that may result in impairment of INTERMET's assets, including further write-downs of its goodwill; and other risks as detailed from time to time in INTERMET's periodic SEC reports.



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